Exhibit A.(7)(b)

FEDERAL INSURANCE COMPANY
STATEMENT OF ASSETS, LIABILITIES AND SURPLUS TO POLICYHOLDERS
Statutory Basis
DECEMBER 31, 2004
(in thousands of dollars)

		LIABILITIES AND
ASSETS		SURPLUS TO POLICYHOLDERS
Cash and Short Term Investments	$ 383,074	Outstanding Losses and Loss Expenses	$9,939,617
United States Government,		Unearned Premiums	3,564,397
State and Municipal Bonds	10,946,632	Reinsurance Premiums Payable	466,431
Other Bonds	2,719,905	Provision for Reinsurance	168,509
Stocks	643,464	Other Liabilities	1,225,106
Other Invested Assets	827,529
TOTAL INVESTMENTS	15,520,604	TOTAL LIABILITIES	15,364,060
Investments in Affiliates:
Chubb Investment Holdings, Inc.	1,552,797	Capital Stock	20,980
Pacific Indemnity Company	1,151,862	Paid-In Surplus	3,106,790
Executive Risk Indemnity Inc.	585,218	Unassigned Funds	4,636,895
Chubb Insurance Company of Eu rope	676,261
Great Northern Insurance Company	254,959
CC Canada Holdings Ltd.	263,553
Vigilant Insurance Company	119,470	SURPLUS TO POLICYHOLDERS	7,764,665
Other Affiliates	292,070
Premiums Receivable	1,591,736
Other Assets	1,120,195
		TOTAL LIABILITIES AND
TOTAL ADMITTED ASSETS	$23,128,725	SURPLUS TO POLICYHOLDERS	$23,128,725
Investments are valued in accordance with requirements of the National Association of Insurance Commissioners.
Investments valued at $285,855 are deposited with government authorities as required by law.
State, County & City of New York, - ss:

Anna Maria Lovecchio, Assistant Secretary of the Federal Insurance Company being duly sworn, deposes and says that the foregoing Statement of Assets, Liabilities and Surplus to Policyholders of said Federal Insurance Company on December 31, 2004 is true and correct and is a true abstract of the Annual Statement of said Company as filed with the Secretary of the Treasury of the United States for the 12 months ending December 31, 2004.

Subscribed and sworn to before me this
/s/ Anna Maria Lovecchio Assistant Secretary
/s/ Carl Siciliano	CARL SICILIANO NOTARY PUBLIC, State of New York No. 01SI5076300 Qualified in Suffolk County Commission Expires April 21, 2007